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                                                                     EXHIBIT 3.3



                           CERTIFICATE OF ELIMINATION

                                       OF

       SERIES A, SERIES B, SERIES C, SERIES D AND SERIES E PREFERRED STOCK

                                       OF

                              CALICO COMMERCE, INC.

        (Pursuant to Section 151 of the General Corporation Law of the State of Delaware)


        Calico Commerce, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), certifies as follows:

        FIRST: Article FOURTH of the Certificate of Incorporation of the Corporation authorizes the issuance of 30,811,249 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which Preferred Stock, 6,045,000 shares have been designated Series A Preferred Stock, 3,691,249 shares have been designated Series B Preferred Stock, 2,083,335 shares have been designated Series C Preferred Stock, 1,297,500 shares have been designated Series D Preferred Stock and 2,694,165 shares have been designated Series E Preferred Stock pursuant to a Certificate of Designations filed pursuant to
Section 151 of the General Corporation Law of the State of Delaware.

        SECOND: The following resolution was adopted on August 24, 1999 by the Board of Directors of the Corporation as required by Section 151(g) of the General Corporation Law of the State of Delaware:

        RESOLVED, that none of the authorized shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are outstanding and no shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

        THIRD: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, all matters set forth in the Certificate of Designations with respect to such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock are hereby eliminated from the Certificate of Incorporation.


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        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this ____ day of ____________________, 1999.


                                       CALICO COMMERCE, INC.



                                       By:______________________________________
                                          William G. Paseman, Vice President,
                                          Research and Development and Chairman
                                          of the Board



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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CALICO COMMERCE, INC.



        Calico Commerce, Inc., a Delaware corporation (the "Corporation"), hereby certifies:

        1. That the Corporation's Board of Directors has duly adopted the following resolution:

        RESOLVED, that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended to read in full as follows:

               FOURTH:The Corporation is authorized to issue a total of 165,000,000 shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of all series of Preferred Stock that the Corporation shall have the authority to issue is 15,000,000 and the total number of shares of Common Stock that the Corporation shall have the authority to issue is 150,000,000. All of the authorized shares shall have a par value of $0.001.

        2. That the proposed amendment has been duly adopted by the Corporation's Board of Directors and sole stockholder in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by a duly authorized officer on this _____ day of _________________, 1999.




                                       CALICO COMMERCE, INC.



                                       By:______________________________________
                                          William G. Paseman,
                                          Vice President, Research and
                                          Development and Chairman of the Board